Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name of U.S. Subsidiary	State of Incorporation or Organization
Alesco Capital Trust I	Delaware
Alesco CLO Funding, LLC	Delaware
Alesco Collateral Holdings I, L.P.	Delaware
Alesco Financial Holdings, LLC	Delaware
Alesco Financial Securities, LLC	Delaware
Alesco Funding Inc.	Delaware
Alesco Holdings, Ltd.	Cayman
Alesco Loan Holdings Trust	Maryland
Alesco Loan Holdings, LLC	Delaware
Alesco Preferred Funding X, Ltd.	Cayman
Alesco Preferred Funding XI, Ltd.	Cayman
Alesco Preferred Funding XII, Ltd.	Cayman
Alesco Preferred Funding XIII, Ltd.	Cayman
Alesco Preferred Funding XIV, Ltd.	Cayman
Alesco Preferred Funding XV, Ltd.	Cayman
Alesco Preferred Funding XVI, Ltd.	Cayman
Alesco Preferred Funding XVII, Ltd.	Cayman
Alesco Real Estate Holdings, LLC	Delaware
Alesco TPS Holdings Sub I, LLC	Delaware
Alesco TPS Holdings Sub II, LLC	Delaware
Alesco TPS Holdings Sub III, LLC	Delaware
Alesco TPS Holdings Sub IV, LLC	Delaware
Alesco TPS Holdings, LLC	Delaware
Alesco Warehouse Conduit, LLC	Delaware
Brigadier Capital LP	Delaware
Brigadier Capital Management LLC	Delaware
Brigadier Capital Master Fund Ltd.	Cayman
Brigadier Capital Offshore Fund Ltd.	Cayman
Brigadier GP LLC	Delaware
CIRA ECM Funding, LLC	Delaware
CIRA ECM, LLC	Delaware
Cohen & Compagnie	France
Cohen & Company Financial Management, LLC	Delaware
Cohen & Company Funding, LLC	Delaware
Cohen & Company Management, LLC	Delaware
Cohen & Company Securities, LLC	Delaware
Cohen & Company Ventures, LLC	Delaware
Cohen Asia Investments Ltd.	Cayman
Cohen Bros. Acquisitions, LLC	Delaware

Cohen Brothers, LLC	Delaware
Dekania Capital Management, LLC	Delaware
Dekania Corp.	Delaware
Dekania Investors, LLC	Delaware
Emporia Preferred Funding II, Ltd.	Cayman
Emporia Preferred Funding III, Ltd.	Cayman
Emporia Preferred Funding IV, Ltd.	Cayman
EuroDekania Limited	Guernsey
EuroDekania Management Limited	United Kingdom
Jaguar Acquisition, Inc.	Maryland
Kleros Real Estate CDO I, Ltd.	Cayman
Kleros Real Estate CDO II, Ltd.	Cayman
Kleros Real Estate CDO III, Ltd.	Cayman
Kleros Real Estate CDO IV, Ltd.	Cayman
Kleros Real Estate III Common Holdings LLC	Delaware
Kleros Real Estate IV Common Holdings LLC	Delaware
SFR Subsidiary, Inc.	Delaware
Star Asia Management Ltd.	Cayman
Strategos Capital Management, LLC	Delaware
Strategos Deep Value Credit GP, LLC	Delaware
Strategos Deep Value Credit II GP, LLC	Delaware
Strategos Deep Value Mortgage (Offshore) Fund L.P.	Cayman
Strategos Deep Value Mortgage Fund LP	Delaware
Strategos Deep Value Mortgage Master Fund Ltd.	Cayman
Sunset Financial Holdings, LLC	Delaware
Sunset Financial Statutory Trust I	Delaware
Sunset Funding Inc.	Delaware
Sunset Holdings, Ltd.	Cayman
Sunset Investment Vehicle, Inc.	Delaware
Sunset Loan Holdings Trust	Maryland
Sunset Real Estate Holdings, LLC	Delaware
Sunset TPS Holdings, LLC	Delaware

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